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                                                                 EXHIBIT 21.1

                             SUBSIDIARIES OF THE COMPANY

                                                 Jurisdiction or
Name of Direct Subsidiaries                       Organization
                                                 ---------------
Medical Graphics Corporation GmbH                     Germany

Name of Indirect Subsidiaries

None